EXHIBIT 10.1

ANADARKO PETROLEUM CORPORATION
1999 STOCK INCENTIVE PLAN

PERFORMANCE UNIT AGREEMENT

THIS PERFORMANCE UNIT AGREEMENT (the "Agreement") dated _______ __, 200_, is by and between Anadarko Petroleum Corporation (the "Company") and ____________________ ("Employee").

W I T N E S S E T H:

ARTICLE 1
GRANT

1.1 Grant. Pursuant to the Company's 1999 Stock Incentive Plan (the "Plan") and subject further to the terms and conditions herein set forth, the Company and Employee enter into this Agreement pursuant to which Employee may earn up to {2 * Target} Performance Units. Each Performance Unit represents the value of one share of the $0.10 par value common stock of the Company ("Performance Units"). Upon the Company's achievement of pre-determined objectives for a specified performance period, the Company will pay out to Employee some or all of the Performance Units as hereinafter described. The Compensation and Benefits Committee of the Company's Board of Directors (the "Committee") reserves the right, in its sole discretion, to make such payment in cash, shares of Company common stock, or a combination of both.

ARTICLE 2
PRE-DETERMINED PROVISIONS

2.1 Performance Period. Pursuant to this Agreement, the three-year period beginning on January 1, 2005 and ending on December 31, 2007 will be the performance period (the "Performance Period").

2.2 Performance Awards. Employee may earn a target of (a) {1/2 * Target} Performance Units, up to a maximum of {Target} Performance Units during the Performance Period with respect to the First Performance Objective, and (b) {1/2 * Target} Performance Units, up to a maximum of {Target} Performance Units during the Performance Period with respect to the Second Performance Objective. In no circumstances may Employee earn more than {2 * Target} Performance Units during the Performance Period.

2.3.1 First Performance Objective. The number of Performance Units to be earned by Employee for the Performance Period with respect to the First Performance Objective will be determined at the end of the Performance Period by comparing the Company's total shareholder return ("TSR") over the Performance Period to the TSRs of the Peer Companies' for the same Performance Period. For purposes of such comparison, TSR will be calculated as follows:

Average per share Stock Price for the last 60 Business Days of the Performance Period minus

Average per share Stock Price for the 60 Business Days preceding the beginning of the Performance Period plus

Dividends (cash or stock) paid per share over the Performance Period the above total of which is divided by

Average per share Stock Price for the 60 Business Days preceding the beginning of the Performance Period

"Stock Price" is defined as the average of the high and low prices for one share of the Company's common stock in one trading day and shall be adjusted for stock splits, spin-offs, mergers or any other corporate securities transaction affecting Stock Price, as determined by the Committee.

"Business Days" are defined as any days the New York Stock Exchange is open and shares of stock are actively traded.

2.3.2 Peer Companies. For the Performance Period, the following companies are the peer companies ("Peer Companies") to be used in the award determination with respect to the First Performance Objective. Any Peer Company that ceases to be a publicly traded entity on a recognized stock exchange during the Performance Period will be removed from the Peer Company list. The Committee may evaluate for inclusion or exclusion any Peer Company that merges with or is acquired by another Peer Company during the Performance Period. No companies may be added to the list during the Performance Period.

Amerada Hess Corporation
Apache Corporation
Burlington Resources, Inc.
ConocoPhillips
Devon Energy Corporation
EOG Resources, Inc.
Kerr-McGee Corporation
Marathon Oil Corporation
Noble Energy, Inc.
Occidental Petroleum Corporation
Pioneer Natural Resources Company
Unocal Corporation

2.3.3 Award Determination for First Performance Objective. At the end of the Performance Period, the Peer Companies and the Company shall be ranked together based on their TSR for the Performance Period from the highest TSR being number 1 to the lowest TSR being the number of Peer Companies, including the Company, remaining in the group at the end of the Performance Period. Based on the Company's relative TSR rank amongst the Peer Companies for the Performance Period, Employee will have earned Performance Units as determined by the Company's percentile rank as follows:

                      (A)   If the Company's relative TSR rank is equal to or above the 50th percentile of the Peer Companies, Employee will have earned and the Company will issue to Employee a number of Performance Units equal to {1/2 * Target} multiplied by two times the Company's percentile rank as determined under the matrices of Exhibit I.

                      (B)   If the Company's relative TSR rank is equal to or greater than the 50th percentile and the Company's TSR is less than the TSR of the Peer Company immediately above the Company in the relative ranking by not more than one percentage point, then the payouts for both rankings (the Company's ranking, as determined under the matrices of Exhibit I, and the ranking of the Peer Company immediately above the Company in the relative ranking, as determined under the matrices of Exhibit I) will be averaged to determine the number of Performance Units which will be earned by Employee.

                      (C)   If the Company's relative TSR rank falls directly below the relative TSR rank of a Peer Company whose rank represents the first payout level for the Performance Period in which the number of shares earned is greater than zero (as depicted in the matrices of Exhibit I, based on the number of Peer Companies included under Section 2.3 of this Agreement), and the Company's TSR is less than the TSR of such Peer Company by not more than five percentage points, then the Company will issue to Employee a number of Performance Units equal to {1/2 * Target} multiplied by two times the percentile rank of the first payout level. The Committee may reduce such award in its discretion, but in no event may it increase the award above the first payout level.

2.4.1 Second Performance Objective. The number of Performance Units Employee may earn for the Performance Period with respect to the Second Performance Objective will be determined at the end of the Performance Period by calculating the Company's Reserve Replacement Efficiency ("RRE") ratio for the three-year period beginning on January 1, 2005 and ending on December 31, 2007, calculated as follows:

"Margin" per Barrels of Oil Equivalent ("BOE") where Margin equals Revenues minus Cash Costs, Interest Expenses and Cash Income Taxes divided by

"Finding and Development Cost" ("F&D") per BOE where F&D equals Oil & Gas Segment Capital Expenditures (adjusted for changes in future development costs discounted at 10%) divided by Total Reserve Adds (which includes Discoveries, Extensions, Revisions and Acquisitions)

2.4.2 Award Determination for Second Performance Objective. At the end of the Performance Period, the Company will determine the RRE ratio during the Performance Period. Employee will have earned and the Company will issue to Employee a number of Performance Units equal to {1/2 * Target} multiplied by the applicable payout percentage, as determined under Exhibit II. For purposes of this Section 2.4.2, the RRE ratio, as determined by the Company, will be rounded to two decimal places.

2.5 Payout of Award. Performance Units earned for the Performance Period shall only be issued to Employee as soon as practicable following the Committee's formal review and certification of the actual TSR and RRE performance results for the Performance Period.

2.6 Retirement. If Employee's employment is terminated prior to the end of the Performance Period by reason of Retirement, the Company will issue to Employee, at the end of the Performance Period and subject to Section 2.5 of this Agreement, the number of Performance Units as determined under Sections 2.3.3 and 2.4.2 of this Agreement multiplied by a fraction, the numerator of which is the total number of completed and partial calendar months of employment (rounded to the next whole month) with the Company during the Performance Period and the denominator of which is 36. For purposes of this Section 2.6, "Retirement" shall have the meaning ascribed to it in the Anadarko Retirement Plan.

2.7 Involuntary Termination. If Employee's employment is terminated by the Company prior to the end of the Performance Period, and Employee is eligible for and receives severance benefits under the Anadarko Petroleum Corporation Officer Severance Plan, the Company shall issue to Employee {Target} Performance Units as soon as practicable following the Employee's termination of employment.

2.8 Change of Control. If a Change of Control, as defined in the Plan, occurs prior to the end of the Performance Period, the Company shall issue to Employee {Target} Performance Units as soon as practicable following the effective date of the Change of Control.

2.9 Death or Disability. If Employee's employment terminates due to death or Disability (as defined herein) prior to the end of the Performance Period, the Company shall issue to Employee {Target} Performance Units as soon as practicable following the Employee's termination of employment as a result of such death or Disability.

For purposes of this Agreement, "Disability" shall mean any termination as a result of the Employee's disability under circumstances entitling him to benefits under the Company's long-term disability plan.

Notwithstanding the foregoing, the Committee may, in its sole discretion, increase the number of Performance Units to be transferred to Employee pursuant to this Section 2.9 up to a total of {2 * Target} Performance Units.

2.10 Other Termination. Upon a termination of employment prior to the end of the Performance Period other than as contemplated by Sections 2.6 ("Retirement"), 2.7 ("Involuntary Termination") or 2.9 ("Death or Disability"), this Agreement shall immediately terminate and all Performance Units shall be forfeited upon termination of employment.

ARTICLE 3
MISCELLANEOUS

3.1 Tax Withholding. Employee may be required to pay to the Company, and the Company shall have the right and is hereby authorized to withhold from any payment made under this Agreement or from any other compensation or other amount owing to Employee, the amount (in cash, Performance Units, other securities, other Awards or other property) of any applicable withholding taxes due in connection to any Performance Units granted hereunder and to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such taxes. In the case of payments made hereunder in the form of Performance Units, at the Committee's discretion, Employee may be required to pay to the Company the amount of any taxes required to be withheld with respect to such Performance Units or, in lieu thereof, the Company shall have the right to retain (or Employee may be offered the opportunity to elect to tender in accordance with rules established by the Committee) the number of Performance Units whose aggregate Fair Market Value equals the amount required to be withheld.

3.2 No Assignment. The right of Employee or any other person claiming under Employee to payments, issuance of Performance Units or other benefits under this Agreement may not be assigned, transferred, pledged, anticipated, commuted or encumbered nor shall said payments, Performance Unit issuance rights or other benefits be subject to seizure for payments of any debts or judgments of Employee or any person claiming under Employee or be transferable by operation of law in advance of any payment or issuance of Performance Units hereunder. Notwithstanding the foregoing there are no restrictions on the assignment, alienation, pledge, attachment, sale, transfer or encumbrance of any Performance Units that have been issued to Employee.

3.3 Ownership and Possession. Employee shall not have any rights as a stockholder with respect to any Performance Units granted hereunder.

3.4 Binding Effect. This Agreement shall be binding upon and inure to the benefit of any successor to the Company and all persons lawfully claiming under Employee.

3.5 No Rights to Continued Employment. Neither this Agreement nor the Plan shall be construed as giving Employee any right to continue in the employ of the Company or any of its Affiliates.

3.6 Governing Law. This Agreement and the legal relations between the parties shall be governed by and construed in accordance with the laws of the State of Texas and applicable Federal law without regard to conflicts of laws principles.

IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed by an officer thereunder duly authorized, and Employee has executed this Agreement, as of the day and year first above written.

ANADARKO PETROLEUM CORPORATION

By:
Name:                                                    Date
Title:

EMPLOYEE

Name                                                     Date

Performance Unit Agreement - EXHIBIT I

Example TSR Performance Matrix for the Performance Period
January 1, 2005 - December 31, 2007

For 13 companies:

	1	2	3	4	5	6	7	8	9	10	11	12	13
Anadarko Relative TSR Rank	1	2	3	4	5	6	7*	8*	9	10	11	12	13
Percentile Rank	100%	92%	83%	75%	67%	58%	50%	42%	33%	25%	17%	8%	0%
Payout as % of Target	200%	184%	166%	150%	134%	116%	100%	0%	0%	0%	0%	0%	0%
Payout No. Shares	20,000	18,400	16,600	15,000	13,400	11,600	10,000	0	0	0	0	0	0

* If Anadarko's Relative TSR rank is 8 and Anadarko's actual TSR is within 5% of the TSR of the company whose Relative TSR rank is 7, the Employee will receive a number of Performance Shares equal to 10,000 multiplied by 100%, provided, however, that the Committee may reduce such payout to Employee, in its discretion.

For 12 companies:

	1	2	3	4	5	6	7	8	9	10	11	12
Anadarko Relative TSR Rank	1	2	3	4	5	6*	7*	8	9	10	11	12
Percentile Rank	100%	91%	82%	73%	64%	55%	46%	36%	27%	18%	9%	0%
Payout as % of Target	200%	182%	164%	146%	128%	110%	0%	0%	0%	0%	0%	0%
Payout No. Shares	20,000	18,200	16,400	14,600	12,800	11,000	0	0	0	0	0	0

* If Anadarko's Relative TSR rank is 7 and Anadarko's actual TSR is within 5% of the TSR of the company whose Relative TSR rank is 6, the Employee will receive a number of Performance Shares equal to 10,000 multiplied by 110%, provided, however, that the Committee may reduce such payout to Employee, in its discretion.

For 11 companies:
	1	2	3	4	5	6	7	8	9	10	11

Anadarko Relative TSR Rank	1	2	3	4	5	6*	7*	8	9	10	11
Percentile Rank	100%	90%	80%	70%	60%	50%	40%	30%	20%	10%	0%
Payout as % of Target	200%	180%	160%	140%	120%	100%	0%	0%	0%	0%	0%
Payout No. Shares	20,000	18,000	16,000	14,000	12,000	10,000	0	0	0	0	0

* If Anadarko's Relative TSR rank is 7 and Anadarko's actual TSR is within 5% of the TSR of the company whose Relative TSR rank is 6, the Employee will receive a number of Performance Shares equal to 10,000 multiplied by 100%, provided, however, that the Committee may reduce such payout to Employee, in its discretion.

In the event there are less than eleven companies remaining at the end of the performance period, a matrix will be developed in the same format as above to determine relative payout, if any, under the plan. Based on the number of companies remaining, inclusive of Anadarko, the "Percentile Rank" will be calculated (using recognized mathematical formulas) for each eligible company position. The "Payout as % of Target" will be based on the "Percentile Rank" and determined as follows: 1) if the "Percentile Rank" is equal to or greater than 50%, the "Payout as % of Target" will be equal to the "Percentile Rank" times 2; and 2) if the "Percentile Rank" is less than 50%, the "Payout as % of Target" will be equal to 0%. The "Payout No. Shares" will be calculated by multiplying the "Payout as % of Target" times 10,000 shares.

Performance Unit Agreement - EXHIBIT II

RRE Performance Schedule for the Performance Period
January 1, 2005 - December 31, 2007

Determination of Performance Units Earned for the Second Performance Objective

	RRE During the Performance Period	Percent of Target Award Earned	Performance Units Earned
Below Threshold	< 1.2	0%	0
Threshold	1.2	50%	{1/4 * Target)
Target	1.4	100%	{1/2 * Target)
Maximum	> 2.2	200%	{Target}

The number of Performance Units earned under the Second Performance Objective will be determined in accordance with the above schedule. The Percent of Target Award Earned will be interpolated from the above chart based on the RRE during the Performance Period in relation to the Target RRE. The RRE ratio, as determined by the Company, will be rounded to two decimal places.